Exhibit 10.1

PURCHASE AND SALE AGREEMENT

dated
October 23, 2017
by and between
DC-505 NORTH RAILROAD AVENUE, LLC,
a Delaware limited liability company,
as “SELLER”
and
DIGITAL NORTHLAKE, LLC,
a Delaware limited liability company,
as “PURCHASER”

724643206.7 17544974

Exhibit 10.1

TABLE OF CONTENTS
ARTICLE I SALE OF THE PROPERTY1
1.1Sale of Property    1
1.2No Representations    2
1.3No Reliance    2
1.4Acceptance of Deed    2
1.5“AS IS”    2
1.6Seller Release from Liability    3
1.7Purchaser’s Waiver of Objections    4
1.8Survival    4
ARTICLE II PURCHASE PRICE5
2.1Purchase Price    5
ARTICLE III DEPOSIT AND OPENING OF ESCROW5
3.1Deposit    5
3.2Interest Bearing    5
3.3Application    5
3.4Independent Consideration.    5
ARTICLE IV CONDITIONS TO CLOSING6
4.1Conditions to Purchaser’s Obligation to Purchase    6
4.2Conditions to Seller’s Obligation to Sell    10
4.3No Financing Contingency    10

724643206.7 17544974

Exhibit 10.1

4.4Failure of Conditions to Closing    11
ARTICLE V THE CLOSING11
5.1Date and Manner of Closing    11
5.2Closing    11
5.3Delay in Closing; Authority to Close    11
ARTICLE VI PROPERTY INFORMATION11
6.1Review and Approval of Documents and Materials    11
6.2Reliability of Information    11
ARTICLE VII INSPECTIONS12
7.1Physical Inspection of Property    12
7.2Insurance    12
7.3Indemnification    12
7.4Compliance with Laws    12
7.5Repair and Restoration of Property    12
ARTICLE VIII TITLE AND SURVEY13
8.1Title Documents    13
8.2Survey    13
8.3Title Exceptions    13
8.4Title Updates    13
8.5Encumbrances    13

2
724643206.7 17544974

Exhibit 10.1

8.6Seller’s Failure to Remove    14
ARTICLE IX RISK OF LOSS14
9.1Casualty    14
9.2Condemnation    15
ARTICLE X OPERATION OF THE PROPERTY15
10.1Operations    15
10.2Tenant Defaults    15
10.3No New Encumbrances    15
10.4Seller Notice of Change    16
10.5Leases and Service Agreements    16
ARTICLE XI CLOSING PRORATIONS AND ADJUSTMENTS; PAYMENT OF CLOSING COSTS16
11.1General    16
11.2Prorations    17
11.3Leasing Commissions; Tenant Improvement Allowances; Rent Abatement    18
11.4Final Adjustment After Closing    19
ARTICLE XII DEFAULT19
12.1Default by Purchaser    19
12.2Default by Seller    20
ARTICLE XIII REPRESENTATIONS AND WARRANTIES20
13.1Seller’s Representations    20

3
724643206.7 17544974

Exhibit 10.1

13.2Definition of Seller’s Knowledge    22
13.3Purchaser’s Representations, Warranties, and Covenants    22
13.4Survival    23
ARTICLE XIV ESCROW PROVISIONS24
14.1Escrow Provisions    24
ARTICLE XV GENERAL PROVISIONS25
15.1No Agreement Lien    25
15.2Confidentiality    25
15.3Headings    26
15.4Brokers    26
15.5Modifications    26
15.6Notices    26
15.7Assignment    27
15.8Further Assurances    28
15.9Governing Law    28
15.10Offer Only    28
15.11Counterparts    28
15.12E-mail or PDF Signatures    28
15.13Severability    28
15.14No Waiver    29
15.15Limitation of Liability    29

4
724643206.7 17544974

Exhibit 10.1

15.16Waiver of Jury Trial    29
15.17Successors and Assigns    30
15.18No Partnership or Joint Venture    30
15.19No Recordation    30
15.20Designation Agreement    30
15.21Survival    30
15.22Date for Performance    31
15.23Exclusivity    31

5
724643206.7 17544974

Exhibit 10.1

PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement (this “Agreement”) is dated and made as of the 23rd day of October, 2017 (the “Effective Date”) by and between DC-505 NORTH RAILROAD AVENUE, LLC, a Delaware limited liability company (“Seller”), and DIGITAL NORTHLAKE, LLC, a Delaware limited liability company (“Purchaser”).
RECITALS
A.    Seller desires to sell and Purchaser desires to purchase all of Seller’s right, title and interest in and to the Property (as hereinafter defined), upon the terms and conditions set forth in this Agreement.
B.    Certain rules of construction for interpreting this Agreement are set forth on Schedule 1 attached hereto which is hereby incorporated in and constitutes part of this Agreement.
NOW, THEREFORE, for and in consideration of Purchase Price (as hereinafter defined), the mutual covenants and provisions contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as set forth below.

724643206.7 17544974

Exhibit 10.1

Article I

SALE OF THE PROPERTY
1.1    Sale of Property. Seller agrees to sell, transfer and assign to Purchaser and Purchaser agrees to purchase, accept and assume from Seller, subject to and in accordance with the terms and conditions of this Agreement, all of the following (collectively, the “Property”):
(a)    Land. That certain parcel of real property located in Cook County, Illinois, as more particularly described in Exhibit A attached hereto (the “Land”);
(b)    Appurtenances. Seller’s right, title and interest in and to all easements, right of way, development rights, air rights, licenses, privileges and other rights appurtenant to the Land (the “Appurtenances”);
(c)    Improvements. Seller’s right, title and interest in and to that certain building consisting of approximately 251,141 square feet located on the Land (the “Building”);
(d)    Leases. All of Seller’s interest in those certain lease agreements (collectively, the “Leases”) pursuant to which the tenants (the “Tenants”) identified on the rent roll attached hereto as Exhibit B (the “Rent Roll”) lease space in the Building, including all modifications, extensions and amendments thereof and all security deposits, letters of credit, guaranties and other forms of security provided to Seller, as landlord, in connection therewith.
(e)    Fixtures and Personal Property. Seller’s right, title and interest in and to all fixtures attached to or used in connection with the Building including, without limitation, all critical infrastructure, generators and related facilities and equipment, UPS and other power systems and equipment, PDUs, RPPs, cooling and HVAC systems and equipment, fire suppression and monitoring systems and equipment, fiber, cabling, conduits, wiring, switchgear, security systems and equipment, patch panels, main distribution frames, cooling towers, and building management systems and equipment, furniture and fixtures and equipment, machinery, racks, antennas, satellite dishes, cabinets, cages and cage materials (the “Fixtures”) and the items of personal property and equipment set forth on Exhibit C-1 attached hereto (the “Personal Property”). Seller shall not remove any of the Fixtures or Personal Property after the Effective Date unless Seller replaces the same with the equivalent or better items. All items of personal property and equipment set forth on Exhibit C-2 are hereby excluded from the purchase and sale contemplated hereunder and shall remain the sole property of Seller (collectively, the “Excluded Personal Property”); and
(f)    Intangible Property. Seller’s right, title and interest, if any, in and to all of the intangible property used in connection with the Land or the Improvements including, without limitation, the following items, to the extent assignable and without warranty: the Service Agreements (as hereinafter defined; and to the extent desired by Purchaser), consents, licenses, approvals, certificates, permits, plans, drawings, surveys, development rights, warranties, guarantees and floor plans, plans and specifications and trademarks, if any, relating to the Building and the Fixtures (the “Intangible Property”).

724643206.7 17544974

Exhibit 10.1

1.2    No Representations. Except for Seller’s representations set forth in Article XIII or in the Closing Documents (as hereinafter defined) executed by Seller, Seller makes no express or implied representation or warranty with respect to the Property, and to the extent permitted by law, excludes and disclaims any statutory or other representations or warranties.
1.3    No Reliance. Purchaser agrees that except for Seller’s representations set forth in Article XIII or in the Closing Documents executed by Seller, Purchaser is not relying on and has not relied on any statements, promises, information or representations made or furnished by Seller or by any real estate broker, agent or any other person representing or purporting to represent Seller but rather is relying solely on its own expertise and on the expertise of its consultants and on the inspections and investigations Purchaser and its consultants has or will conduct.
1.4    Acceptance of Deed. Purchaser hereby acknowledges and agrees that the acceptance of the Deed (as hereinafter defined) by Purchaser shall be deemed to be full performance and discharge of every agreement and obligation on the part of Seller to be performed under this Agreement other than breaches by Seller hereunder that were not known by Purchaser prior to Closing and except those, if any, which are herein specifically stated to survive delivery of the Deed. No agreement or representation or warranty made in this Agreement by Seller will survive the Closing (as hereinafter defined) and the delivery of the Deed, unless expressly provided otherwise in this Agreement.
1.5    “AS IS”. EXCEPT AS SPECIFICALLY SET FORTH TO THE CONTRARY IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS EXECUTED BY SELLER, PURCHASER AGREES (A) TO TAKE THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS” AND (B) THAT NO REPRESENTATIONS OR WARRANTIES ARE MADE OR RESPONSIBILITIES ASSUMED BY SELLER AS TO THE CONDITION OF THE PROPERTY, AS TO THE TERMS OF ANY LEASES OR OTHER DOCUMENTS OR AS TO ANY INCOME, EXPENSE, OPERATION OR ANY OTHER MATTER OR THING AFFECTING OR RELATING TO THE PROPERTY, NOW OR ON THE CLOSING DATE(AS HEREINAFTER DEFINED). SUBJECT TO AND WITHOUT LIMITING PURCHASER’S RIGHTS UNDER ARTICLE IX, PURCHASER AGREES TO ACCEPT THE PROPERTY IN THE CONDITION EXISTING ON THE CLOSING DATE, SUBJECT TO ALL FAULTS OF EVERY KIND AND NATURE WHATSOEVER WHETHER LATENT OR PATENT AND WHETHER NOW OR HEREAFTER EXISTING.
PURCHASER ACKNOWLEDGES THAT AS OF THE CLOSING DATE, PURCHASER WILL HAVE INSPECTED THE PROPERTY AND OBSERVED ITS PHYSICAL CHARACTERISTICS AND CONDITIONS AND WILL HAVE HAD THE OPPORTUNITY TO CONDUCT SUCH INVESTIGATIONS AND STUDIES ON OR OVER THE PROPERTY AND ADJACENT AREAS AS IT DEEMS NECESSARY AND, EXCEPT FOR THE EXCEPTED CLAIMS (AS HEREINAFTER DEFINED), HEREBY WAIVES ANY AND ALL OBJECTIONS TO OR COMPLAINTS REGARDING THE PROPERTY AND ITS CONDITION, INCLUDING, BUT NOT LIMITED TO, FEDERAL, STATE OR COMMON LAW-BASED ACTIONS AND ANY PRIVATE RIGHT OF ACTION UNDER STATE AND FEDERAL LAW TO WHICH THE PROPERTY IS OR MAY BE SUBJECT, INCLUDING, BUT NOT LIMITED TO, CLAIMS

724643206.7 17544974

Exhibit 10.1

RELATING TO CERCLA, RCRA, PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS, INCLUDING STRUCTURAL AND GEOLOGICAL CONDITIONS, SUBSURFACE SOIL AND WATER CONDITIONS, AND SOLID AND HAZARDOUS WASTE AND HAZARDOUS MATERIALS ON, UNDER, ADJACENT TO OR OTHERWISE AFFECTING THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES THE RISK OF CHANGES IN APPLICABLE LAWS AND REGULATIONS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS ON THE PROPERTY AND THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING THE PRESENCE OF HAZARDOUS MATERIALS OR OTHER CONTAMINANTS, MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION.
1.6    Seller Release from Liability. Except with respect to the Seller’s representations or as otherwise expressly provided in this Agreement or in the Closing Documents, Purchaser hereby fully and forever waives, and Seller hereby fully and forever disclaims and shall not be liable or bound in any manner by, any and all warranties, guarantees, promises, statements, representations or information of whatever type or kind with respect to the Property, whether express, implied or otherwise, including warranties of fitness for a particular purpose, tenantability, habitability or use. Purchaser agrees that:
(a)    Except for any Claims (as hereinafter defined) arising out of a breach or default by Seller under this Agreement (including a breach of any of Seller’s representations and warranties in Article XIII) or the Closing Documents executed by Seller (collectively, “Excepted Claims”), Purchaser and anyone claiming by, through or under Purchaser hereby waives its right to recover from and fully and irrevocably releases Seller and Seller’s employees, officers, directors, trustees, shareholders, members, partners, representatives, agents, servants, attorneys, affiliates, parents, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf (“Released Parties”) from any and all claims, responsibility and/or liability that it may now have or hereafter acquire against any of the Released Parties for any and all costs, losses, claims, liabilities, damages, expenses, demands, debts, controversies, claims, actions or causes of actions, including, without limitation, reasonable attorneys’ fees and costs (collectively, “Claims”), arising from or related to the condition (including any construction defects, errors, omissions or other conditions, latent or otherwise, and the presence in the soil, air, structures and surface and subsurface waters of materials or substances that have been or may in the future be deemed to be hazardous materials or otherwise toxic, hazardous, undesirable or subject to regulation and that may need to be specifically treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines or common law), valuation, salability or utility of the Property, condition of title to the Property, compliance with any applicable federal, state or local law, rule or regulations or common law with respect to the Property, or the Property’s suitability for any purposes whatsoever, and any information furnished by the Released Parties in connection with this Agreement.
(b)    Except for the Excepted Claims, Purchaser agrees that under no circumstances will it make any claim against, bring any action, cause of action or proceeding against, or assert any liability upon, Seller as a result of the inaccuracy, unreliability or insufficiency of, or any defect or mistake in, any of the Property Documents (as hereinafter defined), and Purchaser

724643206.7 17544974

Exhibit 10.1

hereby fully and forever releases, acquits and discharges Seller of and from any such claims, actions, causes of action, proceedings or liability, whether known or unknown. This release expressly includes claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser’s release of Seller.
(c)    To the extent permitted by law, Purchaser hereby agrees, represents and warrants that Purchaser realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of the realization, and that Purchaser nevertheless hereby intends to release, discharge and acquit the Released Parties from any and all Claims, except for Excepted Claims.
1.7    Purchaser’s Waiver of Objections. Notwithstanding anything to the contrary herein, Purchaser and Seller acknowledge that any written disclosures made in accordance with the requirements of Section 15.6 hereof or discovery made by Purchaser and of which Purchaser shall have actual knowledge prior to the Closing shall constitute notice to Purchaser of the matter disclosed or discovered, and Seller shall have no further liability if Purchaser thereafter consummates the transaction contemplated hereby.
1.8    Survival. Seller and Purchaser have agreed upon the Purchase Price relating to the Property and other provisions of this Agreement in contemplation and consideration of Purchaser’s agreeing to the provisions of Sections 1.2, 1.3, 1.4, 1.5, 1.6, and 1.7, which Sections shall survive the Closing indefinitely and the delivery of the Deed (as hereinafter defined) and/or termination of this Agreement and shall not be deemed merged into the Deed or other documents executed and delivered by Purchaser or Seller, or both, at or in connection with Closing (the Deed together with such documents, the “Closing Documents”).
ARTICLE II

PURCHASE PRICE
2.1    Purchase Price. The purchase price for the Property is Three Hundred Fifteen Million and 00/100 Dollars ($315,000,000.00) the “Purchase Price”). The Purchase Price, net to Seller without deduction, credit to Purchaser or expense to Seller, except as expressly provided otherwise in this Agreement, shall be deposited by Purchaser with Escrow Agent (as defined in Section 3.1, below) no later than the time of Closing by wire transfer of immediately available federal funds. No portion of the Purchase Price shall be allocated, nor attributable, to any items of personal property. The Purchase Price must be received by Seller by 4:00 P.M. (Eastern Time) on a particular day in order for the Closing to be deemed to have taken place as of such date.
ARTICLE III

DEPOSIT AND OPENING OF ESCROW

724643206.7 17544974

Exhibit 10.1

3.1    Deposit. Within two (2) business day following the Effective Date and as a condition precedent to this Agreement becoming a binding agreement between the parties, Purchaser will deposit an amount equal to Five Million Dollars and No/100 Dollars ($5,000,000.00) (the “Deposit”) with First American Title Insurance Company (“Escrow Agent” or “Title Company”), by wire transfer of immediately available federal funds and will provide Escrow Agent with a fully completed form W-9 which provides Purchaser’s tax identification number. If Purchaser fails to deposit the Deposit within the time period provided for above, Seller may at any time prior to Escrow Agent’s receipt of the Deposit, terminate this Agreement, in which event this Agreement shall be of no further force and effect and thereafter neither party shall have any further rights or obligations to the other hereunder, except as otherwise set forth in this Agreement. The Deposit shall be non-refundable except as otherwise provided in this Agreement.
3.2    Interest Bearing. The Deposit shall be held in an interest-bearing escrow account by Escrow Agent in an institution as directed by Seller and reasonably acceptable to Purchaser. All interest and income on the Deposit will be remitted to the party entitled to the Deposit pursuant to this Agreement.
3.3    Application. If Closing occurs, the Deposit will be credited against the Purchase Price at Closing. If the Closing does not occur in accordance with the terms hereof, the Deposit shall be delivered to the party entitled to the Deposit, as provided in this Agreement. In all events, the Deposit shall be held in escrow by Escrow Agent, in trust in accordance with the provisions of Article XIV.
3.4    Independent Consideration. Contemporaneously with the execution and delivery of this Agreement, Purchaser has paid to Seller as further consideration for this Agreement, in cash, the sum of One Hundred and 00/100 Dollars ($100.00) (the “Independent Consideration”), in addition to the Deposit and the Purchase Price. The Independent Consideration is independent of any other consideration provided hereunder, shall be fully earned by Seller upon the Effective Date hereof, and is not refundable under any circumstances.
ARTICLE IV

CONDITIONS TO CLOSING
4.1    Conditions to Purchaser’s Obligation to Purchase. Purchaser’s obligation to purchase the Property is expressly conditioned upon each of the following:
(a)    Performance by Seller. Seller’s performance in all material respects of the obligations, covenants and deliveries required of Seller under this Agreement.
(b)    Seller’s Deliveries. Seller’s delivery at Closing of the following, all documents to be executed originals, unless otherwise indicated below and, if applicable, witnessed and properly acknowledged, provided, however that delivery of the items set forth in Section 4.1(b)(iii),(iv) and (xi) may be accomplished via on-site delivery at the Property or in such other manner as agreed by Purchaser and Seller:

724643206.7 17544974

Exhibit 10.1

(i)    The Special Warranty Deed in the form attached hereto as Exhibit D (the “Deed”), subject to the following matters (collectively, the “Permitted Exceptions”):
(1)    Non-delinquent real property taxes, water and sewer charges and all assessments (governmental and private) and unpaid installments thereof which are not yet due and payable, subject to the provisions of Section 11.2;
(2)    Any matter (including any lien, encumbrance or easement) voluntarily imposed or consented to in writing by Purchaser prior to or as of the Closing;
(3)    Laws and governmental regulations, including all building codes, zoning regulations and ordinances, that affect the use, operation and maintenance of the Property;
(4)    Intentionally Omitted;
(5)    Non-material variations between locations of fences, retaining walls, guy poles, hedges, treelines and shrubs;
(6)    Rights of Tenants under the terms and conditions of the Leases with no options to purchase or rights of first refusal; and
(7)    the Exceptions and all other matters otherwise affecting title to the Property, except Required Removal Items (as hereinafter defined) and those matters Seller has removed or agreed to remove pursuant to Section 8.4 below.
(ii)    In the event that the legal description of the Property as determined by the Survey (as hereinafter defined) differs from the legal description which was conveyed to Seller, at the request of Purchaser, Seller shall also execute and deliver to Purchaser at Closing a quitclaim deed of the boundary legal description set forth in the Survey.
(iii)    The Assignment and Assumption Agreement in the form attached as Exhibit E (the “Assignment and Assumption Agreement”);
(iv)    The Leases (copies of which shall be acceptable if originals are unavailable);
(v)    The Service Agreements (copies of which shall be acceptable if originals are unavailable), which are being assumed by Purchaser;
(vi)    The FIRPTA Certification in the form attached hereto as Exhibit F that Seller is not a “foreign person”;

724643206.7 17544974

Exhibit 10.1

(vii)    Evidence reasonably acceptable to Title Company of the authority of the individuals executing any instruments executed and delivered by Seller at Closing, together with a certificate of good standing of Seller;
(viii)    The Bill of Sale in the form attached hereto as Exhibit G;
(ix)    A tenant estoppel certificate (“Tenant Estoppel Certificate”) from Tenants occupying in the aggregate, eighty-five percent (85%) of the leased and occupied rentable space in the Building as of the Effective Date, either (i) substantially conforming to the form estoppel certificate attached to the applicable Lease, or (ii) in the form attached hereto as Exhibit H. Each Tenant Estoppel Certificate, in order to be effective, must be dated no earlier than thirty (30) days prior to the Closing Date. Each Tenant Estoppel Certificate must be completed to reflect the terms of the Lease and must not, unless expressly waived by Purchaser in writing, disclose any material defaults or material breaches of Seller’s representations and warranties herein or any other matter reasonably determined to be adverse by Purchaser. Seller agrees to use all commercially reasonable efforts to obtain and deliver to Purchaser the executed Tenant Estoppel Certificates from all tenants no later than the third (3rd) business day prior to the Closing Date. Notwithstanding anything to the contrary contained herein, Seller shall not be in default for failure to satisfy the condition set forth in this Section 4.1(b)(ix) and Purchaser’s sole recourse for such failure shall be to terminate this Agreement and receive the Deposit. Purchaser or Seller shall be entitled to extend the Closing Date for up to twenty (20) days, if necessary, in order for Seller to obtain the Tenant Estoppel Certificates. Seller shall (i) deliver drafts of all of the Tenant Estoppel Certificates to Purchaser for its review prior to delivering them to the Tenants, and (ii) promptly notify Purchaser of any comments received by Seller from any of the Tenants regarding the Tenant Estoppel Certificates;
(x)    A tenant notification letter (each a “Tenant Letter”) for each Tenant under a Lease in the form attached hereto as Exhibit I;
(xi)    Evidence of termination by Seller of all leasing and management agreements related to the Property, except for that certain Property Management Agreement, dated effective as of December 5, 2015, between Seller and Ascent CH2, LLC, as amended by that certain First Amendment to Property Management Agreement, dated as of April 15, 2016, between Seller and Ascent CH2, LLC, all of which shall be assigned to Purchaser pursuant to the Assignment and Assumption Agreement;
(xii)    (i)    Notices to the vendors under the Service Agreements being assigned advising them of the sale of the Property and directing all future notices and invoice payments to Purchaser, in form reasonably acceptable to Seller and Purchaser (the “Vendor Notices”) along with evidence reasonably acceptable to Purchaser that the Service Agreements not being assigned to Purchaser have terminated as of Closing.
(xiii)    A closing statement in form and content satisfactory to Seller and Purchaser (the “Closing Statement”) signed by Seller; which Closing Statement may be transmitted by PDF;

724643206.7 17544974

Exhibit 10.1

(xiv)    All keys and lock combinations for the Property and all licenses, certificates, permits, lease files, plans, books, records and reports and other materials that comprise the Intangible Property, to the extent such items are in Seller’s or any property manager of Seller’s actual possession or control;
(xv)    An affidavit of title sufficient to permit the Title Company to remove any exception in the Title Policy (as defined below) for mechanics’ and materialmen’s liens, general rights of parties in possession (except for the rights of Tenants under the Leases), unrecorded encumbrances and unpaid taxes or assessments not appearing of record, in a form reasonably acceptable to the Title Company;
(xvi)    Evidence of the authority and good standing and the incumbency of any individuals to execute any instruments executed and delivered by Seller at Closing to enable Title Company to remove any exceptions regarding Seller’s standing, authority or authorization;
(xvii)    Any required transfer tax declarations, including an Illinois PTAX 203;
(xviii)    Proof of payment of the final water bill and a certificate of compliance issued by the City of Northlake, and proof of payment of liens as required by the City of Northlake, all of which shall be at Seller’s sole cost and expense; and
(xix)    Such additional assignments, instruments, affidavits and documents appropriate to be executed and delivered by Seller as may be reasonably necessary and required by Title Company to complete the transaction contemplated hereby and to carry out the intent and purposes of this Agreement provided the same are commercially reasonable and do not require disclosure of proprietary information.
(c)    Seller’s Representations and Warranties. The representations and warranties of Seller set forth in Section 13.1 being true and correct in all material respects as of Closing.
(d)    Title Insurance. Issuance (or irrevocable commitment to issue) by Escrow Agent on behalf of Title Company of an American Land Title Association extended coverage owner’s policy of title insurance (the “Title Policy”), with liability in the amount of the Purchase Price, insuring that indefeasible fee title to the Property vests in the Purchaser subject only to the Permitted Exceptions. The condition set forth in this Section 4.1(d) shall be satisfied if the Title Company issues the Title Policy in the form of the pro forma attached hereto as Exhibit K and there is co-insurance with Commonwealth Land Title Company for 50% of the liability amount.
(e)    No Litigation. There shall be no pending or threatened litigation challenging or seeking to prevent the consummation of the transactions in the Agreement.
(f)    Bulk Sales. Seller shall request and shall use good faith efforts to obtain (a) a release letter or a certificate issued by the Illinois Department of Revenue showing that Seller has

724643206.7 17544974

Exhibit 10.1

no liability prior to the Closing for the payment of any assessed but unpaid tax, penalty or interest under the Illinois Income Tax Act and any tax, penalty or interest due under the Retailer’s Occupation Tax Act, as amended, and (b) a release letter or a certificate issued by the Cook County Department of Revenue showing Seller has no outstanding Department of Revenue Home Rule Tax Liability prior to the Closing. Seller shall at or prior to Closing provide Purchaser with evidence of Seller’s request for such certificates. In the event that, prior to Closing, Seller does not furnish a certificate or statement from the Illinois Department of Revenue or the Cook County Department of Revenue stating that no amounts are due, as the case may be, Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any and all liabilities, claims, demands, causes of action, losses, costs and expenses (including reasonable attorneys’ fees, court costs and disbursements) that may arise out of Seller’s failure to pay any tax, penalty or interest assessed against Seller under the Illinois Income Tax Act or Retailer’s Occupation Tax Act or the Department of Revenue Home Rule Tax Liability, as applicable with respect to the operations prior to the Closing. Seller’s indemnity under this Section shall survive Closing until such time as Seller has delivered a certificate or statement from the Illinois Department of Revenue and Cook County Department of Revenue stating that no amounts are due.
(g)    Purchaser shall have received evidence reasonably acceptable to Purchaser that, from and after Closing, Purchaser shall have all of the rights and benefits afforded to Ascent CH2, LLC, as customer, under that certain Electrical Facilities Service Acknowledgement which is attached as Exhibit C to that certain Assignment Agreement dated July 12, 2012, between Ascent CH2, LLC and Commonwealth Edison Company.
(h)    At Purchaser’s option, (i) Seller shall have obtained written consent from Source Power & Gas LLC to assign Seller’s interest in that certain Commodity Supply Agreement dated February 26, 2016, between Seller and Source Power & Gas LLC to Purchaser pursuant to the Assignment and Assumption Agreement, or (ii) Purchaser shall have entered into an agreement with Source Power & Gas LLC to provide electricity to the Property on terms and conditions acceptable to Purchaser in the exercise of its sole discretion, and Seller shall have terminated as of Closing the agreement referenced in clause (i) of this sentence.
(i)    Seller shall have cooperated with Purchaser and taken actions necessary so that the roof warranty to transferred to Purchaser at Closing.
(j)    Purchaser shall have received written confirmation from the City of Northlake that the City of Northlake is maintaining and repairing Railroad Avenue, and as such private parties are not required to perform any of the maintenance or repairs required under Exceptions with regards Railroad Avenue.
4.2    Conditions to Seller’s Obligation to Sell. Seller’s obligation to sell is expressly conditioned upon each of the following:
(a)    Performance by Purchaser. Purchaser’s performance in all material respects of the obligations, covenants, and deliveries required of Purchaser under this Agreement.

724643206.7 17544974

Exhibit 10.1

(b)    Receipt of Purchase Price. Receipt by Escrow Agent of the Purchase Price in the manner provided in this Agreement.
(c)    Purchaser’s Deliveries. Purchaser’s delivery at Closing of the following, all documents to be executed originals and, if applicable, witnessed and properly acknowledged:
(i)    The Assignment and Assumption Agreement;
(ii)    The Closing Statement (signed by Purchaser), with a copy thereof to be delivered to Seller, which Closing Statement may be transmitted via email as a PDF;
(iii)    If applicable the Assignment of Purchase and Sale Agreement in compliance with the terms of Section 15.7;
(iv)    The Tenant Letter;
(v)    All applicable real estate transfer tax forms and affidavits; and
(vi)    Such additional affidavits (including, without limitation, an affidavit regarding commercial real estate brokers), documents and instruments appropriate to be executed and delivered by Purchaser as may be reasonably necessary and required by Title Company to complete the transaction contemplated hereby and to carry out the intent and purposes of this Agreement, provided the same are commercially reasonable and do not require disclosure of proprietary information.
(d)    Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in Section 13.3 being true and correct in all material respects as of Closing.
4.3    No Financing Contingency. It is expressly understood and acknowledged by Purchaser that this Agreement and Purchaser’s obligations hereunder are not contingent or conditioned upon obtaining a commitment for or closing any financing and the failure of Purchaser to obtain or close any financing for any reason whatsoever, shall not be a failure of a condition to Purchaser’s performance hereunder. In addition, Seller will have no obligation to or privity with any lender to Purchaser.
4.4    Failure of Conditions to Closing. In the event that any condition set forth in Section 4.1 or Section 4.2 is not satisfied as of the date specified or if no date is specified, by Closing, then the party in whose favor such condition is provided may elect to (i) terminate this Agreement by delivery of written notice to the other party, in which case, the Deposit shall be returned to Purchaser and neither party shall have any further rights or obligations under this Agreement except as expressly set forth herein, or (ii) extend the Closing Date for up to fifteen (15) days to allow the other party to satisfy any such unsatisfied condition; provided, however, nothing in this Section shall prevent Seller or Purchaser from pursuing remedies under Article XII if the sale of the Property as contemplated hereunder is not consummated due to a default by the other party.

724643206.7 17544974

Exhibit 10.1

ARTICLE V

THE CLOSING
5.1    Date and Manner of Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) will occur through an escrow with Escrow Agent, no later than 4:00 P.M. (Eastern Time) on the date that is fifteen (15) business days after the Effective Date (the “Closing Date”) or such earlier or later date as is agreed by the parties. The Closing Date may be extended as expressly provided for in this Agreement.
5.2    Closing. Subject to satisfaction of the conditions to Closing set forth in Article IV hereof, on the Closing Date, Escrow Agent will (i) not later than 4:00 P.M. (Eastern Time) deliver the Purchase Price to Seller in the form of a wire transfer of immediately available funds, and (ii) release for recordation the Deed and such other of the Closing Documents as may be recorded.
5.3    Delay in Closing; Authority to Close. If Closing does not occur on or before the Closing Date, then unless on or before the Closing Date, Escrow Agent receives a written notice from both Purchaser and Seller to the contrary, Escrow Agent will deliver all monies and documents in accordance with joint written instructions from Purchaser and Seller.
ARTICLE VI

PROPERTY INFORMATION
6.1    Review and Approval of Documents and Materials. Seller has previously provided to Purchaser on a secured diligence website certain documentation regarding the condition and operation of the Property, including, without limitation, the Survey (as hereinafter defined). All documents or information provided to Purchaser on such secured diligence website regarding the condition and operation of the Property, including, without limitation, the documents provided pursuant to this Section 6.1, are collectively be referred to herein as the “Property Documents”.
6.2    Reliability of Information. The Property Documents and other information provided by Seller and/or its agents to Purchaser under the terms of this Agreement are for informational purposes only. Subject to Seller’s Representations (hereinafter defined), Purchaser (a) is not in any way entitled to rely upon the accuracy of the information within the Property Documents and other information provided by Seller and/or its agents and (b) Purchaser will rely exclusively on its own inspections and consultants with respect to all matters Purchaser deems relevant to its decision to acquire the Property. The provisions of this Section 6.2 shall survive the Closing and the delivery of the Deed.
ARTICLE VII

INSPECTIONS
7.1    Physical Inspection of Property. Purchaser acknowledges that Seller has allowed Purchaser and Purchaser’s engineers, architects or other employees, agents, consultants and contractors reasonable access to the Property during normal business hours for the purposes of (i)

724643206.7 17544974

Exhibit 10.1

reviewing contracts, books and records relating to the Property (other than any privileged, proprietary or confidential records), soil reports, environmental studies and reports, surveys, and building and systems plans and to make copies of the same; (ii) reviewing records relating to operating expenses and other instruments and correspondence relating to the Property and to make copies of the same; and (iii) inspecting the physical condition of the Property and conducting non-intrusive physical and environmental tests and inspections thereof. Notwithstanding anything to the contrary contained herein, at no time shall Purchaser have access to any portion of the electrical substation that Seller does not have access to as a matter of right.
7.2    Insurance. Purchaser acknowledges that it has caused it and any person that was provided access to the Property to be covered by not less than Three Million and 00/100 Dollars ($3,000,000.00) commercial general liability insurance (with, in the case of Purchaser’s coverage, a contractual liability endorsement, insuring its indemnity obligation under this Agreement), insuring all activity and conduct of such person while accessing the Property and naming Seller as an additional insured, issued by a licensed insurance company qualified to do business in the State in which the Property is located and otherwise reasonably acceptable to Seller.
7.3    Indemnification. Purchaser agrees to indemnify, defend and hold harmless Seller and the Released Parties from any Claims to the extent arising from the access by Purchaser or its employees, consultants, agents or representatives of the right of access under this Agreement or out of any of the foregoing; provided, however, that Purchaser’s indemnity shall not extend to any Claims arising from (i) the gross negligence or willful misconduct of Seller or Seller’s agents, employees or representatives or (ii) any pre-existing condition on the Property that Purchaser does not exacerbate. The indemnity in this Section 7.3 shall survive the Closing or any termination of this Agreement.
7.4    Compliance with Laws. Purchaser agrees that any inspection, test or other study or analysis of the Property have been performed in strict accordance with all applicable laws, ordinances, codes and other governmental requirements affecting the Property, Purchaser or Seller (collectively, “Applicable Laws”).
7.5    Repair and Restoration of Property. Purchaser agrees at its own expense to promptly repair or restore the Property, or, at Seller’s option, to reimburse Seller for any repair or restoration costs, if any inspection or test requires or results in any actual damage to or alteration of the condition of the Property. As of the date hereof, there are no repairs or restoration required as a result of any such inspections or tests. The obligations set forth in this Section 7.5 shall survive the Closing or any termination of this Agreement.
ARTICLE VIII

TITLE AND SURVEY
8.1    Title Documents. Purchaser received on September 20, 2017 that certain Commitment for Title Insurance, Commitment No. NCS 852413-2 (the “Title Commitment”), issued by the Title Company. Seller acknowledges receipt of a copy of the Title Commitment.

724643206.7 17544974

Exhibit 10.1

8.2    Survey and Zoning Report. Seller has previously provided Purchaser with a copy of Seller existing survey of the Property (the “Survey). Seller also previously provided Purchaser with a current zoning report for the Property to Purchaser, and Seller shall consent to any request by Purchaser and/or the zoning company provider to permit Purchaser to rely on such zoning report.
8.3    Title Exceptions. The exceptions to title disclosed on Schedule B, Part Two of the Title Commitment and any matters disclosed on the Survey are referred to herein as the “Exceptions”. The Exceptions and all other matters otherwise affecting title to the Property, except Required Removal Items, will constitute Permitted Exceptions.
8.4    Title Updates. If any supplemental title report or update issued subsequent to September 20, 2017 contains material exceptions (“New Exceptions”) other than those in the original Title Commitment, Purchaser will be entitled to object to the New Exceptions by delivery of a notice of objections to Seller on or before the date that is five (5) days following Purchaser’s receipt of such supplement or update. If Purchaser fails to deliver to Seller a notice of objections on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions (except Required Removal Items), and the New Exceptions will be included as Permitted Exceptions. Seller will have not less than five (5) days from the receipt of Purchaser’s notice (and, if necessary, Seller may extend the Closing Date to provide for such five (5) day period and for two (2) days following such period for Purchaser’s response), within which time Seller may, but is under no obligation to, remove the objectionable New Exceptions (other than Required Removal Items). If, within the five (5) day period, Seller or Title Company does not (or does not agree to) remove the New Exceptions, then Purchaser may terminate this Agreement upon notice to Seller no later than two (2) business days following expiration of the five (5) day cure period. If Purchaser terminates this Agreement, the Deposit will be promptly returned to Purchaser, and the parties shall be released from all further obligations under this Agreement (except those that expressly survive termination of this Agreement). If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except those Seller and/or Title Company has removed or agreed to remove and Required Removal Items) will be included as Permitted Exceptions.
8.5    Encumbrances. At or prior to Closing, Seller shall be required to remove from title or otherwise satisfy (i) any deeds of trust or mortgages executed or assumed by Seller which encumber the Property, (ii) mechanics’ liens arising out of work performed or authorized by or under the direction of Seller, (iii) judgment liens against Seller, (iv) delinquent taxes payable by Seller and (v) any other monetary lien or encumbrance (or violation that can be removed with the payment of money) affecting all or any portion of the Property (“Required Removal Items”). Purchaser and Seller agree that any such monetary liens or other encumbrances may be paid out of the cash consideration to be paid by Purchaser.
8.6    Seller’s Failure to Remove. If Seller fails on or before Closing to remove any New Exception that Seller agreed in accordance with the terms of this Article to remove or any Required Removal Items, then Purchaser may elect either to close and deduct the amount of any such items from the Purchase Price or to terminate this Agreement and receive a return of the Deposit.

724643206.7 17544974

Exhibit 10.1

ARTICLE IX

RISK OF LOSS
9.1    Casualty. If the Property is damaged or destroyed by fire or other casualty prior to the Closing then promptly after Seller becomes aware of the damage or destruction Seller will notify Purchaser thereof (the “Damage Notice”). If the damage or destruction is not a Material Casualty (as defined below), Closing will proceed in accordance with the terms of this Agreement for the full Purchase Price, notwithstanding the damage or destruction; provided, however, that Seller will pay or assign to Purchaser at Closing (i) all insurance proceeds, if any, resulting from such casualty damage and credit to Purchaser, (ii) any applicable deductible amounts under the insurance policies pursuant to which the insurance proceeds are paid or assigned and (iii) any uninsured or underinsured loss relating to such Material Casualty including any loss of rent to be suffered or incurred by Purchaser following the Closing as a result of such damage or destruction; provided, however, Seller shall not compromise, settle or adjust any claims to such insurance proceeds without Purchaser’s prior written consent. If damage or destruction is a Material Casualty, either Seller or Purchaser may elect to terminate this Agreement by delivering written notice to the other within ten (10) days after the date of the Damage Notice (and Closing will be extended as needed to provide for such 10-day period), in which event the Deposit will be refunded to Purchaser. If neither party terminates this Agreement within the 10-day period, Closing will proceed in accordance with the terms of this Agreement for the full Purchase Price, notwithstanding the damage or destruction and Seller will pay or assign to Purchaser at Closing all insurance proceeds, if any, resulting from the casualty and credit to Purchaser any applicable deductible amounts under the insurance policies pursuant to which the insurance proceeds are paid or assigned. As used in this Section 9.1, a “Material Casualty” shall mean damage or destruction to the Property which results in a cost of repair in excess of five percent (5%) of the Purchase Price and if repairs will, in Seller’s and Purchaser’s reasonable estimation, take less than six (6) months to effectuate, or if such damage or destruction (i) results in the right of any tenant(s) leasing the aggregate three percent (3%) or more of the rentable square footage of the Building having the right to terminate their Leases unless each such tenant shall expressly and irrevocably waive such right in writing, (ii) restricts access to the Property or a reasonable location for Purchaser to place its generators, (iii) represents a portion of the Improvements related to the conduct of the operation thereof as a datacenter, or (iv) results in the Property not being in compliance with applicable zoning requirements.
9.2    Condemnation. If, prior to the Closing, a condemnation or eminent domain proceeding (“Taking”) is commenced against the Property, Seller will give Purchaser notice within ten (10) days after Seller receives notice that the proceeding has commenced.
(a)    If the Taking is a Material Taking (as hereinafter defined), Purchaser may, by written notice to Seller (“Taking Notice”) elect to terminate this Agreement, which Taking Notice shall be sent no later than thirty (30) days after receipt of Seller’s notice, time being of the essence, or such sooner period of time if the Closing is less than thirty (30) days after receipt of Seller’s notice. For purposes of this Agreement, a “Material Taking” shall be a Taking which: (i) causes a material reduction in size of the Property or materially interferes with the planned use and operation of the Property; or (ii) materially affects the ingress and egress to or from the Property or affects

724643206.7 17544974

Exhibit 10.1

Purchaser’s ability to place its generators in a reasonable location; or (iii) results in the right of any tenant(s) leasing the aggregate three percent (3%) or more of the rentable square footage of the Building having the right to terminate its/their Leases unless each such tenant shall expressly and irrevocably waive such right in writing; or (iv) represents a portion of the Improvements related to the conduct of the operation thereof as a datacenter.
(b)    If the Taking is not a Material Taking or if it is a Material Taking and Purchaser does not give Seller a Taking Notice in accordance with Section 9.2(a), (i) Purchaser will complete the transaction contemplated hereby without abatement or reduction in the Purchase Price, and Seller shall assign to Purchaser all rights, if any, to receive the award payable as a result of such proceeding and (ii) Seller shall not compromise, settle or adjust any claims to such award, if any, without Purchaser’s prior written consent.
ARTICLE X

OPERATION OF THE PROPERTY
10.1    Operations. From the Effective Date through the Closing Date, Seller will continue to operate and maintain the Property in compliance with all Applicable Laws and substantially consistent with its standards of operation and maintenance prevailing immediately prior to the Effective Date, including, without limitation, maintaining in effect Seller’s policies of insurance relating to the Property as of the Effective Date and complying with all landlord obligations under the Leases.
10.2    Tenant Defaults. Except for Seller’s representations in Article XIII, it is agreed that no representations have been made and no responsibility is assumed by Seller with respect to the continued occupancy of the Property or any part thereof by any tenant or tenants or subtenant or subtenants now or hereafter in possession. Seller will not institute any proceedings against a Tenant without Purchaser’s prior approval which approval shall not be unreasonably withheld, conditioned or delayed. Purchaser will be deemed to have approved commencement of proceedings if Purchaser fails to respond within three (3) business days after Purchaser receives written notice of Seller’s intent to commence proceedings.
10.3    No New Encumbrances. From the Effective Date through the Closing Date, Seller shall not encumber the Property or enter into any agreements relating to the sale of the Property, except for any encumbrances that will not survive the Closing.
10.4    Seller Notice of Change. Until the Closing, Seller shall, after obtaining actual knowledge thereof, promptly notify Purchaser in writing of any change in any condition with respect to the Property or of any event or circumstance, which makes any representation, or warranty of Seller to Purchaser under this Agreement materially untrue or misleading.
10.5    Leases and Service Agreements. Seller shall not (i) enter into any new leases affecting the Property, (ii) enter into any amendments to any existing Leases, (iii) terminate any Existing Lease, or (iv) enter into any new Service Agreements or amendments to existing Service Agreements which cannot be cancelled on thirty days written notice, without, in each case,

724643206.7 17544974

Exhibit 10.1

Purchaser’s consent, which consent may be granted or withheld in Purchaser’s sole and absolute discretion. Prior to the Closing, Seller shall terminate, at Seller’s sole cost and expense, any Service Agreements which Purchaser elects to have terminated pursuant to written notice delivered to Seller before the Effective Date and Seller agrees to pay any termination or cancellation fees associated therewith. In addition, prior to Closing, Seller shall terminate, at Seller’s sole cost and expense, any leasing listing or commission agreements applicable to the Property and Seller agrees to pay any termination or cancellation fees associated therewith.
ARTICLE XI

CLOSING PRORATIONS AND ADJUSTMENTS; PAYMENT OF CLOSING COSTS
11.1    General.
(a)    Purchaser shall pay for the following closing costs:
(i)    the cost of recording all documents (other than the Deed any instruments required to discharge any liens or encumbrances against the Property required to be discharged by Seller at Closing) that Purchaser may choose to record;
(ii)    the cost of any new survey or any updates to the Survey prepared by or on behalf of Purchaser in connection herewith;
(iii)    one‑half (½) of any escrow charges; and
(iv)    Purchaser’s legal fees.
(b)    Seller shall pay for the following closing costs:
(i)    the cost of recording the Deed and any instruments required to discharge any liens or encumbrances against the Property required to be discharged at Closing;
(ii)    State of Illinois and Cook County stamp and transfer taxes;
(iii)    The costs of obtaining a certificate of compliance from the City of North Lake;
(iv)    any title examination costs and costs to issue the Title Policy (including endorsements);
(v)    one‑half (½) of any escrow charges; and
(vi)    Seller’s legal fees;

724643206.7 17544974

Exhibit 10.1

(c)    All other costs shall be paid by the party that customarily pays such charges in accordance with all applicable standard closing practice(s) in the county in which the Property is located.
Notwithstanding the foregoing, Seller will pay the cost of recording any instruments required to discharge any liens or encumbrances against the Property required to be discharged at Closing. Purchaser understands, acknowledges and agrees that the Purchase Price is absolutely net to Seller except as provided in this Agreement.
11.2    Prorations and Credits. The following are to be apportioned between Purchaser and Seller as of 11:59 P.M. on the day immediately preceding the Closing Date:
(a)    Rents, if any, as and when collected (the term “rents” as used in this Agreement includes base rent, common area maintenance, tax, insurance and other payments due and payable under the Leases for all or any portion of the Property, together with all sales and other taxes thereon) and all other income generated by all or any portion of the Property. There will be no proration of rents accrued but not collected as of the Closing Date; however, Seller shall be entitled to receive rents for periods prior to the Closing Date to the extent collected or received by Seller or Purchaser after the Closing. Seller and Purchaser agree that all rents received after the Closing from any Tenant shall be applied in the following order: (1) to reasonable costs of collection, if any, incurred by Purchaser, (2) to current rentals owed by such Tenant, and (3) then to delinquent rentals, if any, owed by such Tenant in the inverse order of their maturity, and Purchaser will deliver to Seller any such delinquent rentals owed Seller and received following the Closing. For a period of six (6) months following the Closing, Purchaser shall use reasonable efforts to collect for Seller any rental payments past due as of the Closing or due subsequent to Closing for a period prior to Closing by continuing to bill tenants for the same; provided, however, Purchaser shall not be required to declare a lease default or institute any legal action in any court against a Tenant. Seller will deliver to Purchaser, within five (5) business days following receipt, any rents received by Seller after the Closing and attributable to the period from and after the Closing. Following the Closing, Seller shall not have the right to institute any action for unlawful detainer against any tenant or terminate (or threaten to terminate) any tenant’s Lease or right of possession or in any other way to collect any unpaid or delinquent rents.
(b)    At the Closing, Seller shall credit to the account of Purchaser against the Purchase Price (i) any security deposit made under the Leases or otherwise actually collected by Seller, together with all interest, if any, which must be paid thereon to any Tenant; and (ii) all prepaid rents and other charges paid in advance by any Tenant and attributable to the period after the Closing; and in each case, the Assignment and Assumption Agreement shall provide for Purchaser’s assumption of the obligation to return any such sums (and, if applicable, interest thereon) to the extent same are so credited.
(c)    Property taxes shall be prorated on an accrual basis based on the applicable fiscal tax year;
(d)    Water, sewer, gas, electric, vault and fuel charges, if any;

724643206.7 17544974

Exhibit 10.1

(e)    Sums due or already paid pursuant to any Service Agreements which are being assumed by Purchaser at Closing, but in no event shall Purchaser be responsible for any costs incurred for any period prior to the Closing Date (and all such costs shall be paid by Seller);
(f)    Amounts paid pursuant to all transferable licenses and permits, on the basis of the fiscal year for which levied;
(g)    Assessments but only for the annual installment for the fiscal year in which the Closing occurs;
(h)    (i)    with respect to any reconciliations of reimbursable expenses under the Leases for the year in which the Closing occurs, Seller and Purchaser shall cooperate to complete such reconciliations as soon as possible after the Closing, with Seller responsible for amounts owing to Tenants under the Leases and entitled to amounts payable by Tenants under the Leases (as the case may be) with respect to periods prior to the Closing, and with Purchaser responsible for amounts owing to tenants under the Leases and entitled to amounts payable by tenants under the Leases (as the case may be) with respect to periods from and after the Closing (and, with respect to any such amounts payable to Seller for the period prior to Closing, Purchaser shall promptly pay the same to Seller as and when collected by Purchaser from the Tenants, subject to the order of payment in Section 11.2(a)); and
(ii)    If any Tenant has the right to inspect and audit any books, records or other documents of the landlord under its Lease, Seller agrees to retain such books, records and other documents to enable such tenant to conduct a full and complete audit thereof until the date that is three (3) months after the latest date such Tenant has the express right to demand an inspection and/or audit thereof pursuant to its Lease. Upon written request from Purchaser, Seller will provide both Purchaser and such Tenant with reasonable access to such books, records and other documents and otherwise reasonably cooperate with both Purchaser and such Tenant with respect to such inspection or audit by such Tenant. If any Tenant claims any right to a credit, refund or other reimbursement as a result of such inspection or audit arising for the time period during Seller’s ownership for years prior to the year in which the Closing occurs, Seller will be responsible for paying any amounts owed to such Tenant. Notwithstanding anything to the contrary contained in this Agreement, Seller’s obligations under this Section 11.2(h)(ii) shall survive Closing until Seller’s obligations are satisfied.
11.3    Leasing Commissions; Tenant Improvement Allowances; Rent Abatement. Leasing commissions, tenant improvement expenses and rent abatements relating to Leases shall be apportioned between the parties as follows:
(a)    All such expenses relating to the Leases which are not contingent on renewal or expansion of a Lease after the Closing Date, shall be the sole obligation of Seller and shall be paid in full by Seller (regardless of whether any portion of such expenses may not otherwise become due until after the Closing Date), on or before the Closing Date. In addition, Seller shall be solely responsible for all amounts of free rent related to the Leases and, on the Closing Date, Purchaser shall receive a credit for the amount of any unborne loss from any free rent related to the Leases.

724643206.7 17544974

Exhibit 10.1

(b)    All such expenses relating to the Leases, which are solely payable with respect to and contingent upon renewal of a Lease or expansion into additional space by a Tenant under a Lease after the Closing Date shall be the sole obligation of Purchaser. In assuming obligations of Seller under the Leases at Closing, Purchaser shall specifically assume and agree to pay any and all leasing commissions due upon any renewal or expansion of a Lease after the Closing under the leasing commission agreements described on Exhibit B attached hereto (the “Leasing Commission Agreements”).
(c)    Notwithstanding the foregoing, in the event that a Tenant is responsible under a Lease for paying any of the items which are to be prorated, then there shall only be a proration to the extent such Tenant does not pay for the same on or before the Closing Date.
11.4    Final Adjustment After Closing. If final bills are not available or cannot be issued prior to Closing for any item being prorated under this Article, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment will be due within ten (10) business days of notice. Purchaser and Seller agree to cooperate and to use commercially reasonable efforts to complete such adjustments not more than nine (9) months after Closing. In addition, if any obvious error in either the calculations or amount of final figures used in a closing adjustment is discovered within sixty (60) days after Closing, Purchaser and Seller agree to correct such error promptly upon notice from the other party and to use commercially reasonable efforts to complete such adjustment within twelve (12) months after Closing. This Section 11.4 shall survive the Closing and the delivery of the Deed for a period of twelve (12) months from the Closing Date. All prorations and/or adjustments provided for in this Agreement will be made based on the actual number of days in the month of Closing, unless specifically stated otherwise.
ARTICLE XII

DEFAULT
12.1    Default by Purchaser. IF PURCHASER FAILS TO CONSUMMATE THIS AGREEMENT, WITH ALL OF PURCHASER’S CONDITIONS PRECEDENT BEING SATISFIED, FOR ANY REASON OTHER THAN SELLER’S DEFAULT OR THE PERMITTED TERMINATION OF THIS AGREEMENT BY EITHER SELLER OR PURCHASER AS PROVIDED FOR IN THIS AGREEMENT, SELLER WILL BE ENTITLED, AS ITS SOLE REMEDY, TO TERMINATE THIS AGREEMENT AND RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT. IT IS AGREED BETWEEN SELLER AND PURCHASER THAT THE ACTUAL DAMAGES TO SELLER IN THE EVENT OF SUCH BREACH ARE IMPRACTICAL TO ASCERTAIN, AND THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE THEREOF. NOTWITHSTANDING THE FOREGOING, SELLER SHALL RETAIN ALL ITS RIGHTS PURSUANT TO THIS AGREEMENT, AT LAW, AND/OR IN EQUITY, AND NOTHING CONTAINED IN THIS SECTION 12.1, WILL LIMIT THE LIABILITY OF PURCHASER UNDER (I) ANY INDEMNITY PROVIDED BY PURCHASER UNDER THIS AGREEMENT; (II) ANY OF THE DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED TO SELLER

724643206.7 17544974

Exhibit 10.1

PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, OR (III) ANY ACTIONS COMMENCED AFTER CLOSING WITH RESPECT TO ANY OBLIGATION OR REPRESENTATION OF EITHER SELLER OR PURCHASER, WHICH BY THE TERMS OF THIS AGREEMENT SURVIVES CLOSING, INCLUDING, BUT NOT LIMITED TO, PROVISIONS REGARDING CONFIDENTIALITY AND PAYMENT OF BROKERAGE FEES.
12.2    Default by Seller. In the event of any default by Seller in the terms of this Agreement prior to Closing such that the Closing has not occurred, Purchaser’s sole remedies will be either to: (i) terminate this Agreement and receive a refund of the Deposit and Seller shall reimburse Purchaser for all out-of-pocket expenses incurred by Purchaser in connection with the transaction contemplated by this Agreement in an amount not to exceed $250,000 in the aggregate; or (ii) commence within sixty (60) days of the date the Closing was to have occurred and diligently prosecute an action in the nature of specific performance; provided, however, if specific performance is not an available remedy because of Seller’s conveyance or encumbrance of the Property after the Effective Date, then Purchaser may pursue an action for damages against Seller, provided that Seller’s maximum liability pursuant to any such action shall not exceed $500,000. Under no circumstances will Purchaser have available to it an action at law or otherwise for damages of any kind (special, consequential, punitive, or otherwise), except as expressly set forth in this Agreement.
ARTICLE XIII

REPRESENTATIONS AND WARRANTIES
13.1    Seller’s Representations. Seller hereby represents and warrants to Purchaser the following (collectively, “Seller’s Representations”), as of the Effective Date and as of the Closing Date, provided, however, that Purchaser’s remedies in the instance that any of Seller’s Representations are known to be untrue as of the Closing Date, are limited to those set forth in Article XII:
(a)    Seller is duly organized, validly existing and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Agreement and is duly qualified and in good standing under the laws of the State of Illinois; and has or at the Closing will have the entity power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate or equivalent entity actions required for the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement.
(b)    Seller has all necessary approvals to execute and deliver this Agreement and perform its obligations hereunder, and to Seller’s knowledge, no other authorization or approvals, whether of governmental bodies or otherwise, will be necessary in order to enable Seller to enter into or comply with the terms of this Agreement.
(c)    This Agreement and the other documents to be executed by Seller hereunder, upon execution and delivery thereof by Seller, will have been duly entered into by Seller, and will constitute legal, valid and binding obligations of Seller. To Seller’s knowledge, neither this Agreement nor anything provided to be done under this Agreement violates or shall violate any

724643206.7 17544974

Exhibit 10.1

contract, document, understanding, agreement or instrument to which Seller is a party or by which it is bound.
(d)    The Rent Roll attached hereto as Exhibit B is a complete list of all (i) Leases at the Property, including any and all amendments, renewals and extensions thereof, (ii) all security deposits currently held by Seller, (iii) tenant arrearages as of the date hereof and (iv) unpaid free rent, tenant improvement costs and leasing commissions under the Leases as of the Effective Date. Seller is not in material default of its obligations under any of the Leases, and to Seller’s knowledge, no Tenant is in material default of its obligations under any Lease. As of the date hereof, Seller has not received from any tenant (nor delivered to any tenant) under the Leases written notice of current default under the Leases which default has not been cured. To Seller’s actual knowledge, there are no existing facts or circumstances which with the giving of notice or the passage of time or both would constitute a default under the Leases. The Property Documents include, true, correct and complete copies of all of the Leases listed on Exhibit B, including any amendments or modifications thereof, as well as, to Seller’s knowledge, any subleases relating to the Leases.
(e)    Seller has received no written notice from any governmental body or agency of any violation or alleged violation of any zoning ordinance, land use law or building code with respect to the Property, which violation or alleged violation has not been corrected.
(f)    Seller has received no written notice from any governmental body or agency of any pending or threatened condemnation proceeding against the Property or any formal notice of condemnation with respect to the Property.
(g)    To Seller’s knowledge, Seller has received no written notice from any governmental body or agency of any violation or alleged violation of any applicable law with respect to Hazardous Materials on the Property.
(h)    No pending or, to the knowledge of Seller, threatened claims, litigations or proceedings involving Seller or the Property exists.
(i)    The list of agreements set forth on Exhibit J attached hereto is a complete list of all service contracts or agreements relating to the operation, maintenance, management or leasing of the Property entered into or assumed by Seller and, subject to Purchaser’s election pursuant to Section 10.4 above, to be assigned to Purchaser at Closing (collectively, the “Service Agreements”). Seller is not in material default of its obligations under any Service Agreement, and to Seller’s knowledge, no other party is in material default of its obligations under any Service Agreement.
(j)    Seller has not filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any federal or state insolvency laws or laws for composition of indebtedness or for the reorganization of debtors.
(k)    There are no ongoing capital improvement projects at the Property and there are no funds remaining to be paid by Seller for any capital improvements at the Property.

724643206.7 17544974

Exhibit 10.1

(l)    Seller has not granted any options or similar rights to purchase the Property or any interest therein (except pursuant to this Agreement), and to Seller’s knowledge, non exist. Seller is the owner of the Personal Property and Fixtures and all of the same are being transferred to Purchaser free of all claims, liens and/or encumbrances.
(m)    To Seller’s knowledge, (i) all Property Documents delivered to Purchaser or made available to Purchaser are correct and complete copies of such items and Seller has no knowledge of any material inaccuracy or omission in such information. Seller has not deliberately and intentionally withheld from Purchaser any information with respect to the Property which would be materially relevant to any reasonable purchaser’s decision to acquire the Property.
(n)    Seller (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, <http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf> or at any replacement website or other replacement official publication of such list, and (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.
13.2    Definition of Seller’s Knowledge. For purposes of this Agreement, the term “Seller’s knowledge” means the actual knowledge of Jimmy Yu, Karlton Holston and Todd Sakow, the officers responsible for the Property and/or the persons in Seller’s organization most knowledgeable regarding the matters that are the subject of the foregoing Seller representations and warranties. There shall be no duty imposed or implied to investigate, inquire, inspect, or audit any such matters, and there shall be no personal liability on the part of such officer. For the purposes of this Agreement, the term “actual knowledge” means, with respect to any person, the conscious awareness of such person at the time in question, and expressly excludes any constructive or implied knowledge of such person; provided, however, Seller be required to make inquiry of the property management company, Ascent CH2, LLC, regarding the Property specific matters that are the subject of the foregoing Seller representations and warranties.
13.3    Purchaser’s Representations, Warranties, and Covenants. For the purpose of inducing Seller to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:
(a)    Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Agreement; and has or at the Closing will have the entity power and authority to acquire the Property and to execute the documents to be executed by Purchaser and prior to the Closing will have taken as applicable, all corporate or equivalent entity actions required for the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement.

724643206.7 17544974

Exhibit 10.1

(b)    Purchaser (or any Affiliated Entity (as defined in Section 15.7 below), as applicable) has all necessary approvals to execute and deliver this Agreement and perform its obligations hereunder, and to Purchaser’s knowledge, no other authorization or approvals, whether of governmental bodies or otherwise, will be necessary in order to enable Purchaser (or any Affiliated Entity, as applicable) to enter into or comply with the terms of this Agreement.
(c)    This Agreement and the other documents to be executed by Purchaser (or any Affiliated Entity, as applicable) hereunder, upon execution and delivery thereof by Purchaser (or any Affiliated Entity, as applicable), will have been duly entered into by Purchaser (or any Affiliated Entity, as applicable), and will constitute legal, valid and binding obligations of Purchaser (or any Affiliated Entity, as applicable). To Purchaser’s knowledge, neither this Agreement nor anything provided to be done under this Agreement violates or shall violate any contract, document, understanding, agreement or instrument to which Purchaser (or any Affiliated Entity, as applicable) is a party or by which it is bound.
(d)    Purchaser is, as of the date hereof, solvent and able to pay its respective obligations as they come due.
(e)    No pending or, to the knowledge of Purchaser, threatened litigation involving Purchaser exists which if determined adversely would restrain the consummation of the transactions contemplated by this Agreement or would declare illegal, invalid or non-binding any of Purchaser’s obligations or covenants to Seller.
(f)    Other than Seller’s Representations, Purchaser has not relied on any representation or warranty made by Seller or any representative of Seller, including Broker (as defined below), in connection with this Agreement and the acquisition of the Property.
(g)    Purchaser (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, <http://www.treas.gov/offices/enforcement/ofac/sdn/t11 sdn.pdf> or at any replacement website or other replacement official publication of such list; (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; and (iii) has not used and will not use funds from illegal activities for any portion of the Purchase Price, including the Deposit.
13.4    Survival. Except for the representations, warranties and covenants made by Purchaser in Section 13.3 (g) which shall survive indefinitely, the representations, warranties and covenants made by Purchaser in Section 13.3 shall not survive the Closing. The representations made by Seller in Section 13.1 shall survive for the time period(s) set forth in Section 15.21.

724643206.7 17544974

Exhibit 10.1

ARTICLE XIV

ESCROW PROVISIONS
14.1    Escrow Provisions. The Deposit and any other sums (including without limitation, any interest earned thereon) which the parties agree shall be held in escrow (collectively “Escrow Funds”), shall be held by Escrow Agent, in trust and disposed of only in accordance with the following provisions:
(a)    Escrow Agent hereby agrees to hold, administer, and disburse the Escrow Funds pursuant to this Agreement. Escrow Agent shall invest such Escrow Funds in a segregated, interest-bearing money market account at national banking institution reasonably acceptable to Purchaser and Seller. In the event any interest or other income shall be earned on such Escrow Funds, such interest or other income become a part of the Escrow Funds and will be the property of the party entitled to the Deposit pursuant to this Agreement.
(b)    At such time as Escrow Agent receives written notice from either Purchaser or Seller, or both, setting forth the identity of the party to whom such Escrow Funds (or portions thereof) are to be disbursed and further setting forth the specific section or paragraph of the Agreement pursuant to which the disbursement of such Escrow Funds (or portions thereof) is being requested, Escrow Agent shall disburse such Escrow Funds pursuant to such notice; provided, however, that if such notice is given by either Purchaser or Seller but not both, Escrow Agent shall (i) promptly notify the other party (either Purchaser or Seller as the case may be) that Escrow Agent has received a request for disbursement, and (ii) withhold disbursement of such Escrow Funds for a period of ten (10) days after receipt of such notice of disbursement and if Escrow Agent receives written notice from either Purchaser or Seller within said ten (10) day period which notice countermands the earlier notice of disbursement, then Escrow Agent shall withhold such disbursement until both Purchaser and Seller can agree upon a disbursement of such Escrow Funds. Purchaser and Seller hereby agree to send to the other, pursuant to Section 15.6, a duplicate copy of any written notice sent to Escrow Agent and requesting any such disbursement or countermanding a request for disbursement.
(c)    In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful default or breach of trust, and it shall accordingly not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.
(d)    Notwithstanding the provisions of Section 14.1(b), in the event of a dispute between Purchaser and Seller sufficient, in the sole discretion of Escrow Agent to justify its doing so, or in the event that Escrow Agent has not disbursed the Escrow Funds on or before ten (10) days

724643206.7 17544974

Exhibit 10.1

after the Closing Date, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Escrow Funds, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in a federal or state court in Cook County, Illinois, or, if is such courts do not have jurisdiction as to the parties or matters involved then such court as Escrow Agent shall determine to have jurisdiction thereof.
(e)    Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received the Deposit and shall hold the Escrow Funds in escrow, and shall disburse the Escrow Funds pursuant to the provisions of this Article XIV.
(f)    It is expressly agreed and understood between the parties hereto that in the event of controversy involving the disbursement of the escrow monies, Escrow Agent is authorized to institute interpleader proceedings in the appropriate court of record for a judicial determination as to the proper distribution of said money and that expenses including attorney fees incurred by Escrow Agent in such instance shall be borne by the escrowed funds and the contesting parties, at no expense to Escrow Agent. In the event of controversy or litigation arising out of this transaction, which
(1)       results in any expense or attorney's fees to Escrow Agent, by virtue of such claim or default, controversy or litigation, or
(2)       requires a declaratory judgment by a proper court as to the disbursement of said escrowed funds, then
Escrow Agent is hereby authorized to deduct such expense or attorney's fees out of the escrowed funds, and to pay any remaining balance over to the party entitled thereto as agreed upon by the parties, or as directed by a court of competent jurisdiction.
Seller and Purchaser hereby release and discharge Escrow Agent from all matters with respect to the subject matter hereof (except for gross negligence or intentional wrong doing) and agree to indemnify and hold Escrow Agent harmless from and against all costs, damages, judgments, attorney's fees, expenses, obligations, and liabilities of any kind or nature, which in good faith, Escrow Agent may incur or sustain in connection with this Escrow Agreement, and without limiting the generality of the foregoing, Escrow Agent shall not incur any liability due to a delay in the electronic wire transfer of funds or with respect to any action taken or omitted in reliance upon any instrument, including any written notice or instructions provided for in the Contract or this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of the Contract or this Agreement.
Seller and Purchaser hereby certify that they are aware the Federal Deposit Insurance Corporation (FDIC) coverages apply only to a maximum amount of $250,000.00 for each individual depositor.  Seller and Purchaser understand that Escrow Agent assumes no responsibility for, nor

724643206.7 17544974

Exhibit 10.1

will Seller and Purchaser hold same liable for, any loss occurring which arises from the fact that the amount of the above account may cause the aggregate amount of any individual depositor's account to exceed $250,000.00 and that the excess amount is not insured by the Federal Deposit Insurance Corporation.
ARTICLE XV

GENERAL PROVISIONS
15.1    No Agreement Lien. In no event will Purchaser have a lien against the Property by reason of any deposits made under this Agreement or expenses incurred in connection therewith and Purchaser waives any right that it might have to so lien the Property.
15.2    Confidentiality; Public Disclosure.  Purchaser agrees that, prior to the Closing Date, all documents and information regarding the Property delivered or made available to it by Seller or Seller’s agents and the results of all tests and studies, including, without limitation, any environmental test or study, of the Property conducted by or on behalf of Purchaser (collectively, the “Proprietary Information”) are confidential and, except as required by Applicable Laws, Purchaser shall not disclose any Proprietary Information to any other person except those assisting it with the analysis of the Property, investors and prospective investors and lenders and prospective lenders, and only after advising such persons to abide by these confidentiality restrictions. In addition, from and after the Effective Date, neither Purchaser nor Seller shall make a public disclosure of the terms of this transaction, either before or after Closing, except that this general prohibition shall not prevent (a) Seller and Purchaser from releasing a press release concerning the sale of the Property, provided that such press release shall not contain the name(s) of the other party or its affiliates unless approved in by such other party, (b) either party from disclosing any information with respect to the transaction contemplated herein, any matters set forth in this Agreement, or any of the terms and provisions of this Agreement if and to the extent that such disclosure is required by applicable law or a court or other binding order or by applicable administrative rule or regulation or order of any regulatory or supervisory agency or authority with competent jurisdiction over such matter, (c) Seller or Purchaser from disclosing any information with respect to the transaction contemplated herein, any matters set forth in this Agreement, or any of the terms and provisions of this Agreement to any of their respective, current, or prospective lenders, members, officers, directors, trustees, employees, investors, consultants, advisors, agents, representatives, partners and/or shareholders (and any of their respective lenders, members, officers, directors, trustees, employees, consultants, advisors, agents, representatives, partners and/or shareholders of any of such parties); provided that all of the foregoing are advised of the confidential nature of such information, matters, terms and provisions, or (d) Seller, Purchaser and/or any affiliate of Seller or Purchaser making any public statement, filing or other disclosure which any of them reasonably believes to be required or desirable under applicable securities laws.   The parties hereto shall deliver to the other a copy of the press release at least three (3) Business Days prior to the issuance thereof. Any information publicly disclosed pursuant to this Section 15.2 may be used by the Seller and Purchaser and their respective representatives and affiliates, in any form or format.  This Section 15.2 shall survive the Closing or termination of this Agreement.

724643206.7 17544974

Exhibit 10.1

15.3    Headings. The captions and headings herein are for convenience and reference only and in no way define, describe or limit the scope, content or intent of this Agreement or in any way affect its provisions.
15.4    Brokers. Seller and Purchaser agree that Moelis and Company (“Broker”) was the only broker with whom the parties negotiated in connection with the sale and purchase of the Property. Seller is obligated to pay any and all brokerage commissions payable to the Broker, in accordance with a separate agreement between Seller and the Broker. Seller agrees to indemnify and hold Purchaser harmless from the claims of any other party claiming a commission due it by reason of an agreement with Seller. Purchaser agrees to indemnify and hold Seller harmless from the claims of any other party claiming a commission due it by reason of an agreement with Purchaser. The provisions of this Section will survive the Closing and the delivery of the Deed or termination of this Agreement.
15.5    Modifications. This Agreement may not be modified in any respect except by an instrument in writing and duly signed by the parties hereto. The parties agree that this Agreement contains all of the terms and conditions of the understanding between the parties hereto and that there are no oral understandings whatsoever between them.
15.6    Notices. All notices, consents, approvals, acceptances, demands, waivers and other communications (“Notice”) required or permitted hereunder must be in writing and must be sent by (i) personal delivery, (ii) certified mail, return receipt requested, (iii) for next day delivery by nationally recognized overnight delivery service that provides evidence of the date of delivery, or (iv) electronic mail, in any case with all charges prepaid, addressed to the appropriate party at its address listed below.

724643206.7 17544974

Exhibit 10.1

To Seller:	DC-505 North Railroad Avenue, LLC c/o Carter Validus 4890 W. Kennedy Boulevard, Suite 650 Tampa, FL 33609 Attention: Lisa Dummond Telephone: (813) 287-0101 Email: ldrummond@cvreit.com
With a copy to:	Morris, Manning & Martin, LLP 3343 Peachtree Road, N.E. Suite 1600 Atlanta, Georgia 30326 Attention: Heath D. Linsky, Esq. Telephone: (404) 504-7691 Email: hdl@mmmlaw.com
To Purchaser:
Digital Northlake, LLC
c/o Digital Realty Trust
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Attention: Scott E. Peterson
Telephone: (415) 738-6500
Email: speterson@digitalrealtytrust.com

With a copy to:	Mayer Brown LLP 350 South Grand Avenue, 25th Floor Los Angeles, California 90071-1503 Attention: Brian Aronson, Esq. Telephone: (213) 229-5151 Email: baronson@mayerbrown.com
To Escrow Agent:	First American Title Insurance Company Harborview Plaza, 3031 N. Rocky Point Drive West, Ste. 550 Tampa, Florida 33607 Attention: Danielle Beach Telephone: (813) 498-6082 Email: dabeach@firstam.com
All Notices given in accordance with this Section will be deemed to have been received (i) two (2) business days after having been deposited in any mail depository regularly maintained by the United States Postal Service, if sent by certified mail, (ii) on the date delivered if by personal delivery or electronic mail, (iii) one (1) business day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery, or (iv) on the date delivery is refused, as indicated on the return receipt or the delivery records of the delivery service, as applicable. Notices given by counsel to a party in accordance with the above shall be deemed given by such party.
15.7    Assignment. Purchaser will not assign this Agreement or its rights hereunder without Seller’s prior written consent, which may be withheld in Seller’s sole and absolute discretion, and any attempted assignment or transfer without Seller’s consent will be null and void ab initio and of no effect. The foregoing notwithstanding, provided that Purchaser is in compliance with the conditions hereinafter set forth, Purchaser shall have the right to assign this Agreement, without Seller’s consent, provided (a) the assignment is effective on or before the Closing Date, (b) the assignment is to one Affiliated Entity (as defined below) created by Purchaser for the purpose of

724643206.7 17544974

Exhibit 10.1

purchasing the Property and not affiliated with a direct competitor of Seller, (c) the assignment includes all of Purchaser’s right, title and interest in and to the Deposit, and provides for the assumption, for the benefit of Seller as a third-party beneficiary, of all of Purchaser’s obligations under this Agreement, (d) that such assignee has assumed any and all obligations and liabilities of Purchaser under this Agreement, but, notwithstanding such assumption, Purchaser shall continue to be liable hereunder, and (e) Purchaser provides Seller, at least three (3) business days’ prior to Closing, with written notice of such assignment and executed counterparts of the assignment document. An “Affiliated Entity” shall mean an entity controlling, controlled by or under common control with the Purchaser named herein. Any assignment which fails to meet the criteria of this Section 15.7 or to which Seller has not otherwise consented shall be void and of no force or effect. In the event of any permitted assignment by Purchaser, it shall be a condition to Closing that such assignee deliver to Seller at the Closing a certificate whereby such assignee represents, warrants and certifies to Seller: (i) the particulars to evidence the satisfaction of subparagraph (b) above, (ii) that all representations and warranties of Purchaser set forth in this Agreement are true, accurate and correct in all material respects on and as of the Closing Date (except as they relate only to an earlier date) as if the said assignee were the named Purchaser under this Agreement, (iii) that such assignee has assumed any and all obligations and liabilities of Purchaser under this Agreement, but, notwithstanding such assumption, Purchaser shall continue to be liable hereunder, and (iv) that the certificate shall survive the Closing and the delivery of the Deed for a period of twelve (12) months; and Purchaser shall deliver to Seller prior to Closing, and as a condition to the effectiveness of any such assignment, such supporting evidence of the foregoing as is reasonably required by Seller.
15.8    Further Assurances. Purchaser and Seller hereby agree to complete, execute and deliver to the appropriate governmental authorities any returns, affidavits or other instruments that may be required with respect to any transfer, gains, sales, stamps and similar taxes, if any, arising out of this transaction.
15.9    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois.
15.10    Offer Only. This Agreement will not constitute a binding agreement by and between the parties hereto until such time as this Agreement has been duly executed and delivered by each and the Deposit is deposited with the Escrow Agent in accordance with this Agreement.
15.11    Counterparts. This Agreement may be executed in counterparts, each of which, when taken together shall constitute fully executed originals.
15.12    E-mail or PDF Signatures. Signatures to this Agreement transmitted by e-mail or PDF shall be valid and effective to bind the party so signing.
15.13    Severability. If any portion of this Agreement becomes or is held to be illegal, null or void or against public policy, for any reason, the remaining portions of this Agreement will not be affected thereby and will remain in force and effect to the fullest extent permissible by law.
15.14    No Waiver. No waiver by Purchaser or Seller of a breach of any of the terms, covenants or conditions of this Agreement by the other party will be construed or held to be a waiver

724643206.7 17544974

Exhibit 10.1

of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by Purchaser or Seller under this Agreement will be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver. The consent or approval by Purchaser or Seller to or of any act by the other party requiring the consent or approval of the first party will not be deemed to waive or render unnecessary such party’s consent or approval to or of any subsequent similar acts by the other party.
15.15    Limitation of Liability. If Purchaser becomes aware after Closing of any breach and/or violation of any of Seller’s representations and/or warranties set forth herein or of any other matter for which Seller would or could become liable to Purchaser, whether hereunder or under any Closing document, and Purchaser timely commences any action(s) to enforce any alleged breach and/or violation of any of the representations and/or warranties of Seller as set forth in this Agreement or to enforce any other claims for liability against Seller, and, notwithstanding any provision to the contrary contained herein or in any document executed by Seller pursuant hereto or in connection herewith, in no event shall Seller be liable for any special, consequential, speculative, punitive or similar damages, nor shall Seller’s liability in any such event or events exceed in the aggregate an amount equal to three percent (3%) of the Purchase Price (“Seller’s Maximum Liability”) and no claim by Purchaser may be made and Seller shall not be liable for any judgment in any action based upon any such claim unless and until Purchaser’s claims are for an aggregate amount in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Minimum Claim Amount”), in which event Seller’s liability respecting any final judgment concurring such claim(s) shall be for the entire amount thereof, subject to Seller’s Maximum Liability. Notwithstanding the foregoing, neither the cap on liability nor the Minimum Claim Amount provided for in this Section 15.15 shall apply, nor be included in the calculation of Seller’s Maximum Liability Amount nor Minimum Claim Amount, with respect to matters for which Seller is responsible under Article XI (Closing Prorations and Adjustments; Payment of Closing Costs), Article IX (Risk of Loss), Section 15.4 (Brokers) or to pay or reimburse any prevailing party attorneys’ fees, and ancillary court and experts’ costs and fees. The provisions of this Section 15.15 will survive the Closing and the delivery of the Deed.
15.16    Waiver of Jury Trial and Prevailing Party. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the representations and warranties, covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit and any appeals therefrom, and enforcement of any judgment in connection therewith, including, without limitation, actual attorneys' fees and costs, and any other professional fees and costs resulting therefrom.

724643206.7 17544974

Exhibit 10.1

15.17    Successors and Assigns. Subject to the limitations set forth elsewhere in this Agreement, each and all of the covenants and conditions of this Agreement will inure to the benefit of and will be binding upon the successors-in-interest, permitted assigns, and representatives of the parties hereto. As used in the foregoing, “successors” refers to the successors to all or substantially all of the assets of parties hereto and to their successors by merger or consolidation.
15.18    No Partnership or Joint Venture. Seller or Purchaser will not, by virtue of this Agreement, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venture. In addition, by virtue of this Agreement there shall not be deemed to have occurred a merger of any joint enterprise between Purchaser and Seller.
15.19    No Recordation. Seller and Purchaser each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded.
15.20    Designation Agreement. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:
(a)    Escrow Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.
(b)    Seller and Purchaser shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.
(c)    Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller’s correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that Seller’s correct taxpayer identification number is as set forth opposite Seller’s signature to this Agreement.
(d)    Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.
The provisions of this Section 15.20 will survive the Closing and the delivery of the Deed.

724643206.7 17544974

Exhibit 10.1

15.21    Survival. Seller’s covenants, agreements, indemnities, warranties and representations contained in this Agreement and in any document executed by Seller pursuant to this Agreement shall survive Purchaser’s purchase of the Property only for a period commencing on the Closing Date and ending nine (9) months after the Closing Date or, if another period of time is specified, such other period of time (as applicable, the “Survival Period”). The provisions of this Section 15.21 will survive the Closing and the delivery of the Deed and/or termination of this Agreement. The Survival Period referred to herein shall apply to known as well as unknown breaches of such covenants, indemnities, warranties or representations. Purchaser’s waiver(s) and release(s) set forth in Sections 1.6 and 1.7 shall apply fully to liabilities under such covenants, indemnities, representations and warranties and is hereby incorporated by this reference. Purchaser specifically acknowledges that such termination of liability represents a material element of the consideration to Seller. The limitation as to Seller’s liability in this Section 15.21 does not apply to Seller’s liability with respect to prorations and adjustments under Article XI.
Notwithstanding any contrary provision of this Agreement, if Seller becomes aware during the pendency of this Agreement prior to Closing of any matters which make any of Seller’s representations or warranties untrue, Seller shall promptly disclose such matters to Purchaser in writing. In the event that Seller so discloses any matters which make any Seller’s representations and warranties untrue in any material respect or in the event that Purchaser obtains actual knowledge during the pendency of this Agreement prior to Closing of any matters which make any of Seller’s representations or warranties untrue in any material respect, Seller shall bear no liability for such matters (provided that such untruth is not the result of Seller’s breach of any express covenant set forth in this Agreement), but Purchaser shall have the right to elect in writing on or before the Closing Date, (i) to waive such matters and complete the purchase of the Property without reduction of the Purchase Price in accordance with the terms of this Agreement, or (ii) to terminate this Agreement and receive a return of the Deposit.
15.22    Date for Performance. If the final day of any period of time set out in any provision of this Agreement falls upon a Saturday, Sunday or a legal holiday under the laws of the State of Illinois, then and in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.
15.23    Exclusivity. During the term of this Agreement, neither Seller nor any affiliates thereof shall (a) solicit, market or negotiate for the direct or indirect sale of the Property with any party other than Purchaser or (b) enter into any back-up contracts or term sheets for the sale of the Property.
[Remainder of page intentionally left blank; signature page(s) to follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, as of the Effective Date.

724643206.7 17544974

Exhibit 10.1

SELLER: DC-505 NORTH RAILROAD AVENUE, LLC, a Delaware limited liability company

By: Carter/Validus Operating Partnership, LP, a
           Delaware limited partnership, its Sole Member

           By: Carter Validus Mission Critical REIT,
                      Inc., a Maryland corporation, its
                      General Partner

                    By: /s/ Michael Seton
                    Name: Michael Seton
                    Title: President

PURCHASER:

DIGITAL NORTHLAKE, LLC,
a Delaware limited liability company

By: Digital Realty Trust, L.P.,
   its member

   By: Digital Realty Trust, Inc.,
      its general partner
      By: /s/ Scott Peterson
      Name: Scott Peterson
      Its: CIO

1
WDC 372966205v9
724643206.7 17544974

Exhibit 10.1

AGREEMENT OF ESCROW AGENT
The undersigned has executed this Agreement solely to confirm its agreement to (a) hold the Escrow Funds in escrow in accordance with the provisions hereof and (b) comply with the provisions of Article XIV and Section 15.20.

FIRST AMERICAN TITLE INSURANCE COMPANY By:/s/ Danielle Beach Name: Danielle Beach Title: Commercial Sr. Escrow Officer

S-2
724643206.7 17544974